EXHIBIT 1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 29, 2022 (the “Effective Date”), by and among Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath (collectively called the “Seller” and more fully described in Schedule 1), and INSTANT FAME LLC, with an address located at 10620 Southern Highland, Suite 11—151, Las Vegas, NV 89141 (“Buyer”) and Bannix Acquisition Corp., a Delaware corporation (the “Company”).

WHEREAS:

A.            Seller and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.             Seller is the holder of shares of common stock and Private Placement Units of the Company trading on the Nasdaq Stock Market under the symbols “BNIX”, “BNIXW” (warrants) and “BNIXR” (rights) and wishes to sell 385,000 shares of common stock (the “Shares”), $.01 par value per share (the “Common Stock”), and 90,000 Private Placement Units consisting of 90,000 shares of Common Stock, the right to receive 9,000 shares of Common Stock upon consummation of the business combination (the “Right”) and Common Stock Purchase Warrants (the “Warrant”) to acquire 90,000 shares of Common Stock at an exercise price of $11.50 (the “Units” and collectively with the Shares, the Right and the Warrants, the “Securities”) and a copy of such Warrant is hereby attached as Exhibit A; and

C.             In consideration of Buyer providing the Seller with $200,000 in funding to be used by the Company as working capital, which was provided on September 29, 2022 (the “Financing”), Buyer will purchase from Seller and Seller will sell to Buyer, the Securities in one closing upon the terms and conditions set forth in this Agreement; and

D.            The Company is in need of additional working capital and Buyer is willing to provide the Company with funds for all the working capital purposes and to work with the company to consummate an initial business combination; and

E.             Closing. The purchase and sale of the Securities shall take place at one closing (the “Closing”). The Closing of the transaction contemplated by this Agreement shall take place on the date hereof simultaneously with the execution and delivery of this Agreement by all parties hereto (such date, the “Closing Date”). Subject to the terms and conditions hereof and in reliance on the representations and warranties of the Parties, at the Closing, Buyer shall purchase the Securities from Seller and Seller shall sell, assign and transfer such Securities to Buyer for no further consideration outside of providing the Financing.

NOW THEREFORE, Seller and Buyer severally (and not jointly) hereby agree as follows:

1.	Purchase and Sale of the Securities.

a.              Purchase of the Securities. On the Closing Date, Seller shall sell to Buyer and Buyer agrees to purchase from Seller the Securities in consideration of the Buyer providing the Financing. Buyer has provided the Financing by wire transfer on September 29, 2022, which the Company has confirmed receipt of and Seller shall deliver such Securities against delivery of the Financing.

b.             Closing Date. Buyer has provided the Financing. Upon execution of this Agreement, the Seller will undertake to deliver the Securities.

c.             Closing Deliveries.

(i)          At the Closing, Seller shall deliver to Buyer an instruction letter and required medallion guaranteed stock powers from the Seller to the Company’s transfer agent directing the transfer agent to cancel the book entry representing the Securities and re-issue a new book entry representing the Securities in the name of the Buyer.

(ii)         On September 29, 2022, Buyer has delivered and paid to the Company the Financing by wire transfer to the account specified by the Company.

(iii)         The sale of the Securities will be exempt from the registration requirements of the 1933 Act pursuant to an exemption provided by Section 4(a)(1) thereunder.

2.	Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that:

a.              Investment Purpose. Buyer is purchasing the Securities pursuant to this Agreement for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act; provided, further, the Buyer understands that Buyer is acquiring the Securities subject to those certain lock up provisions set forth in the letter agreement (the “Letter Agreement”) which is attached hereto as Exhibit B, and that the Securities will be restricted from transfer as set forth in such Letter Agreement.

b.             Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.              Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

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d.             Information. Buyer acknowledges that the Seller is an affiliate of the Company. Buyer understands that his investment in the Securities involves a significant degree of risk. Buyer is not aware of any facts that may constitute a breach of any of Seller’s representations and warranties made herein.

e.             Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f.              Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms.

g.              Buyer acknowledges and understands that the Securities are subject to significant restrictions as set forth in the Letter Agreement in the form attached as Exhibit B hereto. Buyer agrees to be bound by all such limitations.

3.	Representations and Warranties of Seller. Seller represents and warrants to Buyer that:

a.              Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b.             Authorization; Enforcement. (i) Seller is the sole beneficial owner of the Securities, (ii) the Securities sold hereunder have been duly authorized by the appropriate corporate action of the Company, (iii) Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to Sell the Securities, in accordance with the terms hereof and thereof, and (iv) this Agreement constitutes, and upon execution and delivery by Seller of the Securities, each of such instruments will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

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c.              Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.01 par value per share, of which 10,861,500 shares are issued and outstanding (excluding 6,900,000 shares are subject to redemption and 1,437,500 Treasury stocks), 1,000,000 shares of authorized Preferred Stock, $0.01 par value per share, of which zero (0.00) shares are issued and outstanding and 7,306,000 warrants to acquire common shares at exercise price of $11.50 per share. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non- assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. The Company, upon request of Buyer, will furnish to Buyer true and correct copies of the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By- laws, as in effect on the date hereof (the “By-laws”).

d.             Sale of the Shares. The Securities are free from all taxes, liens, claims and encumbrances with respect to the sale thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e.              Information. Seller is an affiliate of the Company. Seller is not aware of any facts that may constitute a breach of any of Buyer’s or Seller’s representations and warranties made herein.

f.               No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Company’s Amended and Restated Certificate of Incorporation or By-laws (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller or its securities are subject) applicable to Seller or any of its Subsidiaries or by which any property or asset of Seller or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

g.             The Securities represent approximately 4% of the issued and outstanding shares of common stock of the Company and 22% of the issued and outstanding Private Placement Units of the Company.

h.             Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Seller, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

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i.               No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

j.               Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

k.              Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the employment agreements with management of the Company.

l.              Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement in connection with the transactions contemplated hereby is true and correct in all material respects and Seller has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

m.             No Brokers. Seller has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

n.              Professional Fees. The Company does not have any outstanding invoice or amounts owed with any professional advisors including, but not limited to, Loeb & Loeb, other attorneys, auditors and accountants.

4.	Covenants.

a.              Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b.             Use of Proceeds. The Seller will loan the proceeds from the sale of the Securities to the Company for the working capital requirement of the Company. This loan will be forfeited by the Seller upon liquidation or business combination.

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c.              Additional Funding; Additional Expenses. The Company agrees that Buyer may, in its sole and absolute discretion, invest additional capital as needed to fund on- going expenses of the Company (“Additional Fundings”). Two (2) business days prior to the closing of such Additional Funding, the Buyer and the Company will communicate via teleconference with Subash Menon providing the relevant details of such Additional Funding. Upon the closing of Additional Fundings in excess of $25,000, Buyer will indemnify Subash Menon for any losses incurred as a result of the Additional Fundings. In any event, the Sellers and Subash Menon will not be responsible to provide any further funding required by the Company from the Effective Date of this Agreement and the Sellers will not be required to transfer, assign or sell any additional securities to the Buyer as a condition to closing such Additional Financing. All expenses in excess of $5,000 to be incurred by the Company must be approved unanimously by the Board of Directors prior to the Company committing to such expense. Upon unanimous approval by the Board of Directors, the required funds needed for the payment of such expenses must be available in the Company’s bank account prior to signing a definitive agreement or engagement letter or any such document, including an email, committing the company to such expenses.

d.              Liquidation. In the event the Company is unable to close a business combination as described in the prospectus filed by the Company with the SEC on September 10, 2021, then the Seller will take all the necessary steps to enable the Company to proceed with a return of the proceeds in the trust account to its public stockholders and liquidate the Company. It is explicitly stated, understood and agreed that the Seller and/or Subash Menon will not bear any expense towards the said liquidation.

e.              Business Combination. The Company will obtain a fairness opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. or an independent accounting firm confirming that an initial business combination is fair to the Company from a financial point of view. The Company will engage Loeb & Loeb to vet the business combination documents.

5.              Conditions to Seller’s Obligation to Sell. The obligation of Seller hereunder to sell the Securities to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Seller’s sole benefit and may be waived by Seller at any time in its sole discretion:

(a)	Buyer shall have executed this Agreement and delivered the same to Seller.

(b)	Buyer shall have delivered the Financing in accordance with Section 1(a) above.

(c)             The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

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(d)            No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)	Buyer shall have entered into the Letter Agreement in the form attached hereto as Exhibit B.

6.              Conditions to Buyer’s Obligation to Purchase. The obligation of Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in his sole discretion:

(a)	Seller shall have executed this Agreement and delivered the same to Buyer.

(b)            Seller shall have delivered the transfer documents for the transfer of Securities to the Buyer, to Continental Stock Transfer & Trust Co. within five (5) business days of the Closing Date.

(c)            The representations and warranties of Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date.

(d)            On the Closing Date, Balaji Venugopal Bhat, Subbanarasimhaiah Arun and Vishant Vora shall resign as directors of the Company and Craig Marshak, Jamal Khurshid, Douglas Davis, Eric T. Shuss and Ned L. Siegel shall be appointed to the Board of Directors of the Company. Craig Marshak and Jamal Khurshid shall be appointed as Co-Chairman to the Board of Directors. Nicholos Hellyer will resign as the CFO of the Company. Further, Subash Menon will resign as CEO of the Company and Doug Davis will be appointed as CEO of the Company and will have the signature rights in the Company bank’s accounts.

(e)             No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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(f)             No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on Seller.

7.	Governing Law; Miscellaneous.

a.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state and county of Clarke. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Seller and Buyer waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.             Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c.              Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.             Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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e.              Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Seller nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of Buyer.

f.              Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Seller, to:

subash.menon@bannixacquisition.com and to subash.menon@pelatro.com and to
sudeesh.yezhuvath@pelatro.com

If to Buyer, to:

INSTANT FAME LLC

10620 Southern Highland, Suite 11—151
Las Vegas, NV 89141

With a copy to (which copy shall not constitute notice):

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th
 Floor NY, NY 10005

Email: smf@flemingpllc.com

Each party shall provide notice to the other party of any change in address.

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g.             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither Seller nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Buyer may assign his rights hereunder to any person that purchases Securities in a private transaction from Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, with prior written consent of Seller. Such consent shall not be unreasonably withheld.

h.             Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.               Survival. The representations and warranties of Seller and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Buyer. Seller agrees to indemnify and hold harmless each of Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by Seller of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j.               Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k.             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l.               Remedies. Both parties acknowledge that a breach by the other party of its obligations hereunder will cause irreparable harm to the aggrieved party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, both parties acknowledge that the remedy at law for a breach of obligations under this Agreement by either party will be inadequate and agree, in the event of a breach or threatened breach by either party of the provisions of this Agreement, that the aggrieved party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

m.        Indemnification. The Buyer hereby indemnifies the Seller and all former directors and officers of the Company for any indemnification obligation or liability that should arise in connection with the Company pursuant to Section 4 of the Letter Agreement dated September 10, 2021.

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IN WITNESS WHEREOF, the undersigned Buyer and Seller have caused this Agreement to be duly executed as of the date first above written.

SELLER:

/s/
Bannix Management LLP

/s/

Balaji Venugopal Bhat

/s/

Nicholos Hellyer

/s/

Subbanarasimhaiah Arun

/s/

Vishant Vora

/s/

Suresh Yezhuvath

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BUYER:

INSTANT FAME LLC

By: /s/
Name: Doug Davis
Title: Manager

ACKNOLWEDGED AND AGREED:

Bannix Acquisition Corp.

By: /s/
Name: Subash Menon
Title: CEO

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Schedule 1 – Details of Seller and Securities

The Seller includes all the individuals and entities mentioned in the tables given below. Each individual/entity will sell and transfer the quantity of shares and/or private placement units mentioned against their respective name.

Item	Name	Shares
B013COM	BANNIX MANAGEMENT LLP	285,000
B013COM	BALAJI VENUGOPAL BHAT	35,000
B013COM	NICHOLOS HELLYER	5,000
B013COM	SUBBANARASIMHAIAH ARUN	35,000
B013COM	VISHANT VORA	25,000

Total		385,000

Item	Name	Private Placement Units
B013UNIT	SURESH YEZHUVATH	90,000 (1)

(1) Each Private Placement Unit consists of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination.

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Exhibit A Warrant

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WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of September 10, 2021 between Bannix Acquisition Corp., a Delaware corporation, with offices at 300 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677 (“Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, with offices at 1 State Street, New York, New York 10004, as warrant agent (“Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (“Public Offering”) of up to 6,900,000 units (including 900,000 units which may be issued pursuant to an overallotment option granted to the underwriters of the Public Offering), each unit (the “Units”) comprised of one share of the common stock of the Company, par value

$.01 (“Common Stock”), one right to receive 1/10th of a share of Common Stock and one redeemable warrant, where each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described herein, and, in connection therewith, will issue and deliver up to 6,900,000 warrants (“Public Warrants”) to the public investors in connection with the Public Offering; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) two Registration Statements on Form S-1, No. 333-253324 and 333-259428 (collectively, the “Registration Statement”) and prospectus (“Prospectus”), for the registration, under the Securities Act of 1933, as amended (“Act”) of, among other securities, the Warrants; and

WHEREAS, the Company has received binding commitments (“Subscription Agreements”) from Suresh Yezhuvath and certain investors to purchase, simultaneously with the closing of the Public Offering, up to an aggregate of 406,000 private units, each containing a warrant (the “Private Placement Warrants”), each exercisable to purchase one share of Common Stock at a price of $11.50 per share, bearing the legend set forth in Exhibit B hereto; and

WHEREAS, the Company may issue up to an additional 150,000 private warrants (the “Working Capital Warrants”) as part of additional private placement units (the “Working Capital Units”) at a price of $10.00 per Working Capital Unit, in satisfaction of certain working capital loans made by the Company’s officers, directors, initial stockholders and their affiliates; and

WHEREAS, following consummation of the Public Offering, the Company may issue additional warrants (“Post IPO Warrants” and together with the Public Warrants, Private Placement Warrants, and Working Capital Warrants, the “Warrants”) in connection with, or following the consummation by the Company of, a Business Combination (defined below); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding, and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

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2.	Warrants.

2.1. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors or Chief Executive Officer and Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Uncertificated Warrants. Notwithstanding anything herein to the contrary, any Warrant, or portion thereof, may be issued as part of, and be represented by, a Unit, and any Warrant may be issued in uncertificated or book-entry form through the Warrant Agent and/or the facilities of The Depository Trust Company (the “Depositary”) or other book-entry depositary system, in each case as determined by the Board of Directors of the Company or by an authorized committee thereof. Any Warrant so issued shall have the same terms, force and effect as a certificated Warrant that has been duly countersigned by the Warrant Agent in accordance with the terms of this Agreement.

2.3. Effect of Countersignature. Except with respect to uncertificated Warrants as described above, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.4.	Registration.

2.4.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.4.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is then registered in the Warrant Register (“registered holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.5. Detachability of Warrants. The securities comprising the Units will not be separately transferable until the 52nd day following the date of the Prospectus or, if such 52nd day is not on a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following such date, or earlier with the consent of I-Bankers Securities, Inc. (the “Representative”), but in no event will the Representative allow separate trading of the securities comprising the Units until (i) the Company has filed a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option in the Public Offering, if the over-allotment option is exercised prior to the filing of the Form 8-K, and (ii) the Company has issued a press release and has filed a Current Report on Form 8-K announcing when such separate trading shall begin (the “Detachment Date”).

2.6	Private Placement Warrants and Working Capital Warrants.

The Private Placement Warrants and the Working Capital Warrants shall be identical to the Public Warrants, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below), as applicable, the Private Placement Warrants and the Working Capital Warrants: (i) may be exercised for cash or on a cashless basis, pursuant to subsection 3.3.1(c) hereof, (ii) may not be transferred, assigned or sold until thirty (30) days after the completion by the Company of an initial Business Combination (as defined below), an (iii) shall not be redeemable by the Company; provided, however, that in the case of (ii), the Private Placement Warrants, the Working Capital Warrants and any shares of Common Stock issued upon exercise of the Private Placement Warrants or the Working Capital Warrants and held by the Sponsor or any of its respective Permitted Transferees, may be transferred by the holders thereof:

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(a)	to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the Sponsor, any member(s) of the Sponsor or any of their respective affiliates, officers, directors or direct and indirect equityholders;

(b)	in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, or an affiliate of such person, or to a charitable organization;

(c)	in the case of an individual, by virtue of the laws of descent and distribution upon death of such individual;

(d)	in the case of an individual, pursuant to a qualified domestic relations order;

(e)	by private sales or transfers made in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the Warrants were originally purchased;

(f)	in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination;

(g)	if a holder is an entity, as a distribution to its partners, shareholders, officers or members upon its liquidation;

(h)	by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor;

provided, however, that, in the case of clauses (a) through (h), these transferees (the “Permitted Transferees”) must enter into a written agreement agreeing to be bound by the transfer restrictions in this Agreement and the other restrictions contained in the letter agreement, dated as of the date hereof, by and among the Company, the Sponsor, I-Bankers Securities, Inc. and the Company’s directors and officers and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in the Prospectus).

2.7 Working Capital Warrants. The Working Capital Warrants shall be identical to the Private Placement Warrants.

2.8 Post-IPO Warrants. The Post-IPO Warrants, when and if issued, shall have the same terms and be in the same form as the Public Warrants except as may be agreed upon by the Company.

3.	Terms and Exercise of Warrants

3.1. Warrant Price. Each whole Warrant shall, when countersigned by the Warrant Agent (except with respect to uncertificated Warrants), entitle the registered holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which the Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the Company shall provide at least twenty (20) days’ prior written notice of such reduction to registered holders of the Warrants and, provided further that any such reduction shall be applied consistently to all of the Warrants.

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3.2. Duration of Warrants. A Warrant may be exercised only during the period commencing on the later of (a) 30 days after the date of the consummation by the Company of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”) (as described more fully in the Registration Statement) and (b) 12 months from the date of the closing of the Public Offering, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the date that is five (5) years after the date on which the Company consummates a Business Combination, (ii) at 5:00 p.m., New York City time on the Redemption Date as provided in Section 6.2 of this Agreement and (iii) the liquidation of the Trust Account (defined below) (“Expiration Date”). The period of time from the date the Warrants will first become exercisable until the expiration of the Warrants shall hereafter be referred to as the “Exercise Period.” Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), as applicable, each outstanding Warrant (other than a Private Placement Warrant or a Working Capital Warrant held by the Sponsor or any officers or directors of the Company, or their Permitted Transferees, in the event of a redemption for cash) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders and, provided further that any such extension shall be applied consistently to all of the Warrants.

3.3.	Exercise of Warrants.

3.3.1. Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

(a) in lawful money of the United States, by good certified check or good bank draft payable to the order of the Warrant Agent or wire transfer;

(b) in the event of a redemption pursuant to Section 6.1 hereof in which the Company’s management has elected to force all holders of Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. Solely for purposes of this Section 3.3.1(b), the “Fair Market Value” shall mean the average reported closing price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Warrants pursuant to Section 6 hereof; or

(c) in the event the registration statement required by Section 7.4 hereof is not effective and current within ninety (90) days after the closing of a Business Combination, by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the exercise price. Solely for purposes of this Section 3.3.1(c), the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date of exercise.

(d) with respect to any Private Placement Warrant or Working Capital Warrant, so long as such Private Placement Warrant or Working Capital Warrant is held by the Sponsor, I-Bankers, or any officer or director of the Company, or their Permitted Transferees, by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 3.3.1(d), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(d), the “Fair Market Value” shall mean the average last reported sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Private Placement Warrant or Working Capital Warrant is sent to the Warrant Agent.

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3.3.2. Issuance of Common Stock. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if any), the Company shall issue to the registered holder of such Warrant a certificate or certificates, or book entry position, for the number of shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant, or book entry position, for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the Warrant exercise. No Warrant shall be exercisable for cash and the Company shall not be obligated to issue Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and such Warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants shall have paid the full purchase price for the Unit solely for the Common Stock underlying such Unit. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.

3.3.3. Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4. Date of Issuance. Each person in whose name any book entry position or certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant, or book entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not cause the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Warrant Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

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4.	Adjustments.

4.1. Stock Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split up of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

4.2. Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock or other shares of the Company’s capital stock into which the Warrants are convertible (an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid in respect of such Extraordinary Dividend divided by all outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend); provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in subsection 4.1 above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed

$0.50 per share (taking into account all of the outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend) and as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50, (c) any payment to satisfy the conversion rights of the holders of the shares of Common Stock in connection with a proposed initial Business Combination or certain amendments to the Company’s Amended and Restated Certificate of Incorporation (as described in the Registration Statement) or (d) any payment in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination. Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Common Stock during the 365-day period ending on the date of declaration of such $0.35 dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 dividend, by $0.25 (the absolute value of the difference between $0.75 (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 (the greater of

(x) $0.50 and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365- day period prior to such $0.35 dividend)). Furthermore, solely for the purposes of illustration, if following the closing of the Company’s initial Business Combination, there were 100,000,000 shares outstanding and the

Company paid a $1.00 dividend to 17,500,000 of such shares (with the remaining 82,500,000 shares waiving their right to receive such dividend), then no adjustment to the Warrant Price would occur as a $17.5 million dividend payment divided by 100,000,000 shares equals $0.175 per share which is less than $0.50 per share.

4.4 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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4.5. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1, 4.2 or 4.3 hereof or that solely affects the par value of the shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event. If any reclassification also results in a change in the Common Stock covered by Section 4.1, 4.2 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3, 4.4 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant. Notwithstanding anything to the contrary herein, in the event of any tender offer for shares of Common Stock, the offeror shall not make any tender offer for Warrants if the effect of such offer would be to require the Warrants to be accounted for as liabilities under applicable accounting principles.

4.6. Issuance in connection with a Business Combination. If, in connection with a Business Combination, the Company (a) issues additional Common Stock or equity-linked securities at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price as determined by the Company’s Board of Directors, in good faith, and in the case of any such issuance to the Company’s initial stockholders, or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of such Business Combination (net of redemptions), and (c) the Fair Market Value (as defined below) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Fair Market Value or (ii) the price at which the Company issues the Common Stock or equity-linked securities, and the

$18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Fair Market Value and the price at which the Company issues Common Stock or equity-linked securities. Solely for purposes of this Section 4.6, the “Fair Market Value” shall mean the volume weighted average reported trading price of the Common Stock for the twenty (20) trading days starting on the trading day prior to the date of the consummation of the Business Combination.

4.7 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4, 4.5, or 4.6, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.8. No Fractional Warrants or Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

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4.9. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.10 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this

Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5.	Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures, in the case of certificated Warrants, properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, either in certificated form or in book entry position, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants, or book entry positions, as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate or book-entry position for a fraction of a Warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6. Transfers prior to Detachment. Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only together with the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. Notwithstanding the foregoing, the provisions of this Section 5.7 shall have no effect on any transfer of Warrants on or after the Detachment Date.

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6.	Redemption.

6.1. Redemption. Subject to Section 6.4 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (“Redemption Price”), provided that the closing price of the Ordinary equals or exceeds $18.00 per share (subject to adjustment in accordance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering the Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1(b); provided, however, that if and when the Public Warrants become redeemable by the Company, the Company may not exercise such redemption right if the issuance of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

6.2. Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants that are subject to redemption, the Company shall fix a date for the redemption (the “Redemption Date”).

Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty

(30) days prior to the Redemption Date to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

6.3. Exercise After Notice of Redemption. The Public Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 3 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event the Company determines to require all holders of Public Warrants to exercise their Warrants on a “cashless basis” pursuant to Section 3.3.1(b), the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “Fair Market Value” in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.4 Exclusion of Certain Warrants. The Company agrees that the redemption rights provided in Section 6.1 shall not apply to the Private Placement Warrants, the Working Capital Warrants or the Post-IPO Warrants (if such Post-IPO Warrants provide that they are non-redeemable by the Company) if at the time of the redemption such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants continue to be held by the Sponsor or any officers or directors of the Company, or any of their Permitted Transferees, as applicable. However, once such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants are transferred (other than to Permitted Transferees under Section 2.6), the Company may redeem the Private Placement Warrants, the Working Capital Warrants or the Post-IPO Warrants (if the Post-IPO Warrants permit such redemption by their terms) pursuant to Section 6.1 hereof, provided that the criteria for redemption are met, including the opportunity of the holder of such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants to exercise the Private Placement Warrants, the Working Capital Warrants or the Post-IPO Warrants prior to redemption pursuant to Section 6.1. The Private Placement Warrants, the Working Capital Warrants or the Post-IPO Warrants (if such Post- IPO Warrants provide that they are non-redeemable by the Company) that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants and shall become Public Warrants under this Agreement.

7.	Other Provisions Relating to Rights of Holders of Warrants.

7.1. No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

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7.3. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of shares of its authorized but unissued Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4. Registration of Common Stock. The Company agrees that as soon as practicable after the closing of its initial Business Combination, it shall use its best efforts to file with the Securities and Exchange Commission a registration statement for the registration, under the Act, of the Common Stock issuable upon exercise of the Warrants, and it shall use its best efforts to take such action as is necessary to register or qualify for sale, in those states in which the Warrants were initially offered by the Company and in those states where holders of Warrants then reside, the Common Stock issuable upon exercise of the Warrants, to the extent an exemption is not available. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 90th day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the 91st day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Securities and Exchange Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis” as determined in accordance with Section 3.3.1(d). The Company shall provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this Section 7.4 is not required to be registered under the Act and (ii) the Common Stock issued upon such exercise will be freely tradable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Act) of the Company and, accordingly, will not be required to bear a restrictive legend. For the avoidance of any doubt, unless and until all of the Warrants have been exercised on a cashless basis, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this Section 7.4. The provisions of this Section 7.4 may not be modified, amended, or deleted without the prior written consent of the Representatives.

8.	Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Stock.

8.2.	Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

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8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3.	Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4.	Liability of Warrant Agent.

8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own fraud, gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s fraud, gross negligence, willful misconduct, or bad faith.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement, the Amended and Certificate of Incorporation of the Company, or any Warrant or as to whether any Common Stock will, when issued, be valid and fully paid and nonassessable.

8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Common Stock through the exercise of Warrants.

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9.	Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Bannix Acquisition Corp.

300 Tice Boulevard; Suite 315
Woodcliff Lake, New Jersey 07677
Attn: Subash Menon

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given (i) if by email, when the email is sent, (ii) if by hand or overnight delivery, when so delivered, or (iii) if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company 1 State Street

New York, New York 10004 Attn: Compliance Department

with a copy in each case to:

Loeb & Loeb LLP 345 Park Avenue
New York, NY 10154

Attn: Mitchell S. Nussbaum

E-mail: mnussbaum@loeb.com

and

I-Bankers Securities, Inc.
535 5th Ave., 4th floor
New York, NY 10017 USA

Attn: Mike McCrory, Chairman
Email: mike@ibsgroup.net

and

Shearman & Sterling LLP
Bank of America Tower

800 Capital Street, Suite 2200

Houston, Texas 77002

Attn: Bill Nelson and Alain Dermarkar

Email: bill.nelson@shearman.com and alain.dermarkar@shearman.com

9.3. Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York. The Company hereby waives any objection that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

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9.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 7.4, 9.4 and 9.8 hereof, the Representatives, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representatives shall be deemed to be a third-party beneficiary of this Agreement with respect to Sections 7.4, 9.4 and 9.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representatives with respect to the Sections 7.4, 9.4 and 9.8 hereof) and their successors and assigns and of the registered holders of the Warrants.

9.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent or vote of the registered holders of (i) a majority of the then outstanding Public Warrants if such modification or amendment is being undertaken prior to, or in connection with, the consummation of a Business Combination or (ii) a majority of the then outstanding Warrants if such modification or amendment is being undertaken after the consummation of a Business Combination. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the registered holders. The provisions of this Section 9.8 may not be modified, amended or deleted without the prior written consent of the Representatives.

9.9 Trust Account Waiver. The Warrant Agent acknowledges and agrees that it shall not make any claims or proceed against the trust account established by the Company in connection with the Public Offering (as more fully described in the Registration Statement) (“Trust Account”), including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Warrant Agent has a claim against the Company under this Agreement, the Warrant Agent will pursue such claim solely against the Company and not against the property held in the Trust Account.

9.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BANNIX ACQUISITION CORP.

By:	/s/ Subash Menon
Name: Subash Menon
Title: Chairman and CEO

CONTINENT AL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Warrant Agreement]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BANNIX ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Warrant Agreement]

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EXHIBIT A

WARRANT CERTIFICATE

30

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW

BANNIX ACQUISITION CORP.

Incorporated Under the Laws of the State of Delaware

CUSIP 066644 113

Warrant Certificate

This Warrant Certificate certifies that , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, $0.01 par value per share (“Common Stock”), of Bannix Acquisition Corp., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrant, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

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This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

BANNIX ACQUISITION CORP.

By:
Name:
Title:

CONTINENT AL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

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[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of , 2021 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer& Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

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Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Bannix Acquisition Corp. (the “Company”) in the amount of $ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of

, whose address is and that such shares of Common Stock be delivered to whose address is . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of , whose address is and that such Warrant Certificate be delivered to , whose address is .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 or 6.2 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.2 and Section 6.4 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant or a Working Capital Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(d) of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of , whose address is and that such Warrant Certificate be delivered to , whose address is .

[Signature Page Follows]

34

Date:	, 20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

35

EXHIBIT B

LEGEND

36

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG BANNIX ACQUISITION CORP. (THE “COMPANY”), AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE RECITALS TO THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE INCLUDING THE COMPONENT SECURITIES OF THE UNITS AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

37

Exhibit B
Letter Agreement

38

September 10, 2021

Bannix Acquisition Corp.

300 Tice Boulevard; Suite 315
Woodcliff Lake, New Jersey 07677

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Bannix Acquisition Corp., a Delaware corporation (the “Company”) and I-Bankers Securities, Inc. (“I-Bankers”) as representative of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 6,900,000 of the Company’s units (including up to 900,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), one right (the “Rights”) and one redeemable warrant. Each Right entitles the holder to receive one-tenth of one share of Common Stock upon consummation of the initial business combination. Each warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Units have been approved to be listed on The Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subash Menon and Sudeesh Yezhuvath (through their investment entity Bannix Management LLP), Suresh Yezhuvath and Seema Rao (collectively, the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors, management team or holder of founder shares and certain funds and accounts managed by Sea Otter Holdings LLC BD Series, Sixth Borough Capital Fund LP and Better Works LLC (the “Anchor Investors”), solely in their capacity as a stockholder of the Company, (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, each Insider agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.

1.             The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 15 months from the closing of the Public Offering (or up to 21 months if the Company extended such period in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”)) or such later period approved by the Company’s stockholders in accordance with the Company’s Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further

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liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Company’s Charter that would modify (i) the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 15 months from the closing of the Public Offering (or up to 21 months if the Company extended such period in accordance with the Company’s Charter) or (ii) the other provisions relating to stockholders’ rights or pre-initial business combination activities, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of amounts released for payment of taxes) divided by the number of then outstanding Offering Shares. The Sponsor and each Insider agree to waive its redemption rights with respect to shares of Capital Stock owned by it in connection with a stockholder vote to approve an amendment to the Company’s Charter (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity

2.             The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 15 months from the date of the closing of the Public Offering (or up to 21 months if the Company extended such period in accordance with the Company’s Charter)).

3.             During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

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4.             In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.15 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in the value of the trust assets, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5.             To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 900,000 Units within 30 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 187,500 shares. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (excluding the 350,250 representative shares).

6.             (a)              Each Insider who is an officer of the Company hereby agrees not to participate in the formation of or to become an officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until the Company has entered into a definitive agreement with respect to a Business Combination or unless the Company has failed to complete a Business Combination within 15 months after the closing of the Public Offering (or up to 21 months if the Company extended such period in accordance with the Company’s Charter).

(b)             The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.             (a)            The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the consummation of the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)             The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

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(c)             Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliates of the Sponsor, any members of the Sponsor, or any of their affiliates, officers, directors, direct and indirect equityholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased; (f) in case of an entity, as a distribution to its partners, shareholders, officers or members upon its liquidation; and (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (g), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

8.             The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.             Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: payment to the Sponsor for office space, utilities and secretarial and administrative support for a total of $5,000 per month; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units, including, with respect to the warrants included therein, as to exercise price, exercisability and exercise period.

10.           The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11.           As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean the 1,725,000 shares of the Company’s common stock, par value $0.01 per share, held by the Initial Stockholders (up to an aggregate of 225,000 shares of which are subject to complete or partial forfeiture by the Sponsor and the Anchor Investors if the over-allotment option is not exercised in full by the Underwriters); (iv) “Initial Stockholders” shall mean the Sponsor, the Anchor Investors and any other holder of Founder Shares immediately prior to the Public Offering; (v) “Private Placement Units” shall mean the 370,000 units of the Company (or 406,000 units if the over-allotment option is exercised in full) that the certain initial stockholders and the Anchor Investors have agreed to purchase for an aggregate purchase price of $3,700,000 in the aggregate (or $3,835,000, if the over- allotment option is exercised in full), in a private placement that shall occur simultaneously with the consummation

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of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.           This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.           No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.           Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.           This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.           This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

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Sincerely,

BANNIX ACQUISITION CORP.

By: ____________________________________
Name: Subash Menon
Title: Chairman and Chief Executive Officer

BANNIX MANAGEMENT LLP

By: ____________________________________
Name: Subash Menon
Title CEO

BETTER WORKS LLC

By: ____________________________________
Name:
Title:

SEA OTTER HOLDINGS LLC BD SERIES

By:
Title

SIXTH BOROUGH CAPITAL FUND LP

By: ____________________________________
Name:
Title

Individuals:

____
Suresh Yezhuvath

____
Subash Menon

____
Sudeesh Yezhuvath

[Signature Page 1 to Letter Agreement]

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Sincerely,

BANNIX ACQUISITION CORP.

By: ______________________________
Name:Subash Menon
Title: Chairman and Chief Executive Officer

BANNIX MANAGEMENT LLP

By: ______________________________
Name:Subash Menon
Title

BETTER WORKS

By: ______________________________
Name: **Al Lopez**
Title: **Member**

SEA OTTER HOLDINGS LLC BD SERIES

By:
Title

SIXTH BOROUGH CAPITAL FUND LP

By: ______________________________
Name:
Title

Individuals:

____
Suresh Yezhuvath

____
Subash Menon

____
Su Sureesh Yezhuvath

[Signature Page 1 to Letter Agreement]

7

45

Sincerely,

BANNIX ACQUISITION CORP.

By: ______________________________

Name:Subash Menon

Title: Chairman and Chief Executive Officer

BANNIX MANAGEMENT LLP

By: ______________________________

Name:Subash Menon

Title

BETTER WORKS LLC

By: ______________________________

Name:

Title:

SEA OTTER HOLDINGS LLC BD SERIES

Peter Smith

By:

Title Peter Smith CEO

SIXTH BOROUGH CAPITAL FUND LP

By: ______________________________

Name:

Title

Individuals:

____

Suresh Yezhuvath

____

Subash Menon

____

Su

Sureesh Yezhuvath

[Signature Page 1 to Letter Agreement]

7

46

Sincerely,

BANNIX ACQUISITION CORP.

By: ______________________________
Name: Subash Menon
Title: Chairman and Chief Executive Officer

BANNIX MANAGEMENT LLP

By: ______________________________
Name: Subash Menon
Title

BETTER WORKS LLC

By: ______________________________
Name:
Title:

SEA OTTER HOLDINGS LLC BD SERIES

By:
Title

SIXTH BOROUGH CAPITAL FUND LP

By: ______________________________
Name:
Title Robert D. Keyser, Jr., CEO

Individuals:

____
Suresh Yezhuvath

____
Subash Menon

____
Su Sureesh Yezhuvath

[Signature Page 1 to Letter Agreement]

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47

Seema Rao

Ekta Z

Rahul Kalra

Sagar Pravinchandra Khakhara

Asha Devi Rathore

Vishant Vora

Hossein Eslambolchi

Kumar Shiralagi

Nicholos Hellyer

[Signature Page 2 to Letter Agreement]

2

48

Seema Rao

Ekta Zile Singh

Rahul Kalra

Sagar Pravinchandra Khakhara

Asha Devi Rathore

Vishant Vora

Hossein Eslambolchi

Kumar Shiralagi

Nicholos Hellyer

[Signature Page 2 to Letter Agreement]

49

Seema Rao

Ekta Zile Singh

Rahul Kalra

Sagar Pravinchandra Khakhara

Asha Devi Rathore

Vishant Vora

mbotchi

Kumar Shiralagi

icholos Hellyer

[Signature Page 2 to Letter Agreement]

7

50

Seema Rao

Ekta Zile Singh

Rahul Katra

Sagar Pravinchandra Khakhara

Asha Devi Rathore

Vishant Vora

Hossein Eslambolchi

Kumar Shiralagi

Nicholos Hellyer

[Signature Page 2 to Letter Agreement]

7

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